SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                     ------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                 JULY 25, 1995

                              HALLIBURTON COMPANY
                       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OR OTHER                      COMMISSION                IRS EMPLOYER
JURISDICTION                        FILE NUMBER               IDENTIFICATION
OF INCORPORATION                                              NUMBER

DELAWARE                              1-3492                  NO. 73-0271280

                               3600 LINCOLN PLAZA
                             500 NORTH AKARD STREET
                            DALLAS, TEXAS 75201-3391
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         REGISTRANT'S TELEPHONE NUMBER,
                       INCLUDING AREA CODE - 214/978-2600







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                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.  OTHER EVENTS

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On July 14, 1995, the registrant issued a press release entitled Halliburton Announces Agreements to Settle Export Investigation pertaining, among other things, to an announcement that registrant had agreed with the U.S. Department of Justice and the U.S. Department of Commerce to settle civil and criminal charges arising from certain exports that were made by former subsidiaries of the registrant. (See Form 8-K Current Report of the same date). In keeping therewith, on July 25, 1995, in the United States District Court, Southern District of Texas, Houston Division, in a case styled UNITED STATES OF AMERICA VS. HALLIBURTON COMPANY, Criminal No. H-95-157, registrant plead guilty to three violations of the U.S. export control law which prohibits the export of U.S. goods and services to Libya and was sentenced to pay a fine in the previously agreed to amount of $1,200,000.00. Also, on such date, an Order was entered by the United States Department of Commerce, Bureau of Export Administration, in a proceeding styled In the Matter of Halliburton Company, Respondent, assessing a civil penalty against registrant in the agreed amount of $2,610,000.00 for violations of the Export Administration Act. Payments of such fines and penalties will be timely made by registrant.





















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             HALLIBURTON COMPANY




Date:    July 31, 1995                               By: _______________________
                                                         Robert M. Kennedy
                                                         Vice President - Legal




























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